Exhibit 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, LB 82, Dallas, Texas 75251 (214) 368-2084 FAX (214) 368-2087

EXCO RESOURCES ANNOUNCES REVENUES, EARNINGS AND PRODUCTION FOR THE QUARTER ENDED SEPTEMBER 30, 2006

DALLAS, TEXAS, October 31, 2006…EXCO Resources, Inc. (NYSE: XCO) today announced financial and operating results for the quarter ended September 30, 2006.  For the quarter, EXCO reported net income of $71.7 million on oil and natural gas revenues of $84.9 million.

For the quarter ended September 30, 2005, EXCO had a net loss of $49.7 million on oil and natural gas revenues of $51.8 million.

The third quarter 2006 results include $91.0 million of non-cash pre-tax mark to market income resulting from changes in the fair value of our derivative financial instruments.  The third quarter 2005 results include $101.3 million of non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments.

Adjusted EBITDA for the quarter ended September 30, 2006 was $70.9 million.  For the quarter ended September 30, 2005, Adjusted EBITDA was $37.0 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on a basis other than in accordance with GAAP.  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure, please refer to the schedule entitled “Condensed consolidated EBITDA and adjusted EBITDA reconciliations and statements of cash flow data” included at the end of this press release.

Production for the quarter ended September 30, 2006, was approximately 241 Mbbls of oil and 10.5 Bcf of natural gas, or 11.9 Bcfe, as compared to production for the quarter ended September 30, 2005 of approximately 122 Mbbls of oil and 5.1 Bcf of natural gas, or 5.8 Bcfe.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the quarter ended September 30, 2006, was $68.20 versus $59.68 for the quarter ended September 30, 2005, a $8.52 per Bbl or 14% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current quarter was $6.54 versus $8.70 for the quarter ended September 30, 2005, a $2.16 per Mcf or 25% decrease.

For the nine months ended September 30, 2006, EXCO reported net income of $139.9 million on oil and natural gas revenues of $234.6 million, and net cash provided by operating activities of $172.9 million.

For the nine months ended September 30, 2005, EXCO had a loss from continuing operations of $74.0 million (which excludes Addison Energy Inc.) and net income of $48.1 million on oil and natural gas revenues of $131.5 million, and net cash used in operating activities of $80.8 million.

Results for the nine months ended September 30, 2006 include $164.6 million of non-cash pre-tax mark to market income resulting from changes in the fair value of our derivative financial instruments. Results for the nine months ended September 30, 2005 include $114.4 million of non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments.

Adjusted EBITDA for the nine months ended September 30, 2006 was $189.0 million.  For the nine months ended September 30, 2005, Adjusted EBITDA was $90.6 million.

Production for the nine months ended September 30, 2006, was approximately 611 Mbbls of oil and 27.6 Bcf of natural gas, or 31.3 Bcfe, as compared to production for the nine months ended September 30, 2005 of approximately 372 Mbbls of oil and 15.3 Bcf of natural gas, or 17.5 Bcfe.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the nine months ended September 30, 2006, was $65.90 versus $52.12 for the nine months ended September 30, 2005, a $13.78 per Bbl or 26% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the nine months ended September 30, 2006 was $7.03 versus $7.32 for the nine months ended September 30, 2005, a $0.29 per Mcf or 4% decrease.

In February 2005, EXCO sold its Canadian subsidiary, Addison Energy Inc. (Addison), for $443.4 million and recognized income from discontinued operations of $122.0 million for the nine months ended September 30, 2005, as a result.  Accordingly, all of our financial and operating data for the nine months ended September 30, 2005 contained in this press release exclude Addison.  Also, the results for 2005 and the first 44 days of 2006 do not include the acquisition of producing oil and natural gas properties from ONEOK Energy completed by TXOK Acquisition, Inc., an affiliate of EXCO, on September 27, 2005 and subsequently acquired by EXCO on February 14, 2006.

On July 24, 2006, we announced an agreement to acquire Winchester Energy Company, Ltd., or Winchester, and its affiliated entities from Progress Energy, Inc. through our wholly-owned subsidiary. The acquisition consists of producing and undeveloped natural gas properties with current production of approximately 72.0 Mmcfe per day from 523 producing wells, of which 88% are operated. The properties contain approximately 734 gross (675.1 net) drilling locations and are located in the Cotton Valley, Hosston and Travis Peak trends in East Texas and North Louisiana. The acquisition also included six gathering systems with 300 miles of pipe and a 54 mile, 16 inch pipeline with throughput of 115 Mmcf per day, approximately 25% of which represents Winchester production.  We paid approximately $1.1 billion after closing adjustments, subject to additional post-closing price adjustments, and closed on October 2, 2006.

The acquisition was financed with a $650 million term loan facility and $651 million advanced on a new $750 million revolving credit facility.  We formed a new subsidiary, EXCO Partners, LP, to purchase Winchester and its affiliates.  Concurrently with the Winchester acquisition, EXCO contributed all of its East Texas assets to the partnership.  As a result, all operations by EXCO in East Texas and North Louisiana will be conducted through EXCO Partners, LP.  EXCO Partners, LP has been classified as an Unrestricted Subsidiary as defined in the indenture governing our 7¼% senior notes due 2011.  The subsidiary is not a guarantor of EXCO debt obligations nor does EXCO guarantee the debt of the subsidiary.

Financial information presented in this press release includes two separate periods of accounting. Information related to any periods from January 1, 2005 to October 2, 2005, including the  third quarter of 2005, are referred to as the predecessor period.  The predecessor period represents the accounting period following the going private transaction on July 29, 2003 up to the Equity Buyout on October 3, 2005.  The subsequent periods beginning October 3, 2005, including the three and nine months ended September 30, 2006, are referred to as the successor period.

EXCO will host a conference call on Wednesday, November 1, 2006, at 9:00 a.m. (Dallas time) to discuss the contents of this release and respond to questions.  Please call (800) 309-5788 if you wish to participate, and ask for the EXCO conference ID# 9849913.  The conference call will also be webcast live on EXCO’s website at www.excoresources.com under the Investor Relations tab.  Presentation materials related to this release will also be posted on EXCO’s website today, after market close.

A digital recording will be available starting two hours after the completion of the conference call until Wednesday, November 15, 2006.  Please call (800) 642-1687 and enter conference ID# 9849913 to hear the recording.  A digital recording of the conference call will also be available on EXCO’s website and can be found under the Investors Relation tab.

EXCO Resources, Inc. is a public oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Colorado, Louisiana, Ohio, Oklahoma, Pennsylvania, and West Virginia.

Additional information about EXCO Resources, Inc. may be obtained by contacting EXCO’s President, Stephen F. Smith, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting our website at www.excoresources.com.  Our SEC filings and press releases can be found under the Investor Relations tab.

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This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which EXCO has no control.  Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which EXCO is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission.

EXCO Resources, Inc.

Condensed consolidated balance sheets

(In thousands)

	December 31,	September 30,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$226,953	$22,691
Accounts receivable:
Oil and natural gas sales	36,895	52,619
Joint interest	1,081	8,962
Canadian income tax receivable	18,483	—
Interest and other	12,189	6,946
Oil and natural gas derivatives	—	51,979
Related party	2,621	—
Deferred income taxes	29,968	—
Deferred costs of initial public offering	3,380	—
Other	10,955	7,152
Total current assets	342,525	150,349
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	53,121	137,606
Proved developed and undeveloped oil and natural gas properties	873,595	1,804,259
Accumulated depreciation, depletion and amortization	(13,281)	(91,093)
Oil and natural gas properties, net	913,435	1,850,772
Gas gathering, office and field equipment, net	33,271	59,953
Investment in TXOK Acquisition, Inc	20,837	—
Oil and natural gas derivatives	—	30,009
Other assets	419	1,910
Goodwill	220,006	306,142
Total assets	$1,530,493	$2,399,135

EXCO Resources, Inc.

Condensed consolidated balance sheets

(In thousands)

	December 31,	September 30,
	2005	2006
		(Unaudited)

Liabilities and Shareholders’ Equity
Current liabilities:
Interim bank loan	$350,000	$—
Accounts payable and accrued liabilities	25,182	46,454
Accrued interest payable	23,779	8,135
Revenues and royalties payable	11,266	31,063
Income taxes payable	901	990
Deferred income taxes	—	11,768
Current portion of asset retirement obligations	1,408	1,428
Oil and natural gas derivatives	53,189	9,182
Total current liabilities	465,725	109,020
Long-term debt	1	404,000
7¼% senior notes due 2011	461,801	459,592
Asset retirement obligations and other long-term liabilities	15,766	27,139
Deferred income taxes	134,912	185,916
Oil and natural gas derivatives	81,406	38,186
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $.001 par value; Authorized shares - 10,000; none issued	—	—
Common stock, $.001 par value: Authorized shares-250,000;
Issued and outstanding shares-50,000 and 104,067 at December 31, 2005 and September 30, 2006, respectively	50	104
Additional paid-in capital	354,482	1,018,908
Retained earnings	16,350	156,270
Total shareholders’ equity	370,882	1,175,282
Total liabilities and shareholders’ equity	$1,530,493	$2,399,135

EXCO Resources, Inc.

Condensed consolidated statements of operations

(Unaudited, in thousands except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2006	2005	2006
	Predecessor	Successor	Predecessor	Successor
Revenues and other income:
Oil and natural gas	$51,771	$84,890	$131,469	$234,634
Derivative financial instruments	(107,505)	99,761	(177,253)	175,768
Other income	3,407	678	7,047	3,572
Total revenues and other income	(52,327)	185,329	(38,737)	413,974
Costs and expenses:
Oil and natural gas production	7,596	15,683	21,979	41,942
Depreciation, depletion and amortization	8,775	31,354	24,490	81,329
Accretion of discount on asset retirement obligations	206	394	612	1,078
General and administrative	4,411	8,389	15,669	20,828
Interest	9,186	13,280	26,502	41,285
Total costs and expenses	30,174	69,100	89,252	186,462
Equity in net income of TXOK Acquisition, Inc.	—	—	—	1,593
Income (loss) from continuing operations before income taxes	(82,501)	116,229	(127,989)	229,105
Income tax expense (benefit)	(32,778)	44,484	(54,010)	89,185
Income (loss) from continuing operations	(49,723)	71,745	(73,979)	139,920
Discontinued operations:
Loss from discontinued operations	—	—	(4,402)	—
Gain on disposition of Addison Energy Inc.	—	—	175,717	—
Income tax expense	—	—	49,282	—
Income from discontinued operations	—	—	122,033	—
Net income (loss)	$(49,723)	$71,745	$48,054	$139,920
Earnings per share:
Basic
Net income (loss) from continuing operations	$(0.43)	$0.69	$(0.64)	$1.46
Net income (loss)	$(0.43)	$0.69	$0.41	$1.46
Weighted average common shares outstanding	115,947	104,056	115,947	96,144
Diluted
Net income (loss) from continuing operations	$(0.43)	$0.68	$(0.64)	$1.43
Net income (loss)	$(0.43)	$0.68	$0.41	$1.43
Weighted average common and common equivalent shares outstanding	115,947	105,424	115,947	97,572

EXCO Resources, Inc.

Condensed consolidated statements of cash flows

(Unaudited, in thousands)

	Nine months ended
	September 30,
	2005	2006
	Predecessor	Successor
Operating Activities:
Net income	$48,054	$139,920
Income from discontinued operations	(122,033)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in net income of TXOK Acquisition, Inc.	—	(1,593)
Foreign currency transaction loss	3,461	—
Gain on sale of other assets	(373)	(89)
Depreciation, depletion and amortization	24,490	81,329
Stock option compensation expense	—	2,427
Accretion of discount on asset retirement obligations	612	1,078
Non-cash change in fair value of derivatives	114,410	(164,618)
Deferred income taxes	(59,467)	89,185
Amortization of deferred financing costs and premium on 7 1/4% senior notes due 2011	1,314	4,505
Effect of changes in:
Accounts receivable	(23,458)	42,944
Other current assets	(277)	(773)
Accounts payable and other current liabilities	5,708	(21,421)
Net cash used in operating activities of discontinued operations	(73,285)	—
Net cash provided by (used in) operating activities	(80,844)	172,894
Investing Activities:
Additions to oil and natural gas properties, gathering systems and equipment	(151,182)	(342,634)
Advance to TXOK Acquisition, Inc. for preferred stock redemptions	—	(158,750)
Cash acquired in acquisition of TXOK Acquisition, Inc.	—	32,261
Acquisition of Power Gas Marketing & Transmission, Inc., net of cash acquired	—	(61,776)
Proceeds from disposition of property and equipment and other	46,010	4,613
Proceeds from sale of marketable securities	59	—
Proceeds from sale of Addison Energy Inc., net of cash sold of $1,415 (discontinued operations)	443,397	—
Net cash used in investing activities of discontinued operations	(442)	—
Net cash provided by (used in) investing activities	337,842	(526,286)
Financing Activities:
Borrowings under credit agreement	41,300	498,000
Payments on interim bank loan	—	(350,000)
Payments on long-term debt	(148,247)	(615,849)
Principal and interest on notes receivable - officers and employees	311	—
Settlement of derivative financial instruments on Power Gas Marketing & Transmission, Inc. acquisition	—	(38,098)
Proceeds from issuance of common stock, net of underwriters’ commissions and initial public offering costs	—	656,598
Deferred financing costs and other	—	(1,521)
Net cash provided by financing activities of discontinued operations	59,601	—
Net cash provided by (used in) financing activities	(47,035)	149,130
Net increase (decrease) in cash	209,963	(204,262)
Cash at beginning of period	26,408	226,953
Cash at end of period	$236,371	$22,691

Supplemental Cash Flow Information:
Interest paid	$33,099	$49,983
Income taxes paid	$38,213	$—
Value of shares issued in connection with redemption of TXOK Acquisition, Inc. preferred stock	$—	$4,667
Long-term debt assumed in TXOK Acquisition, Inc. acquisition	$—	$508,750

EXCO Resources, Inc.

Reconciliation of condensed consolidated cash flow from operating activities

(Unaudited, in thousands)

	Nine months ended
	September 30,
	2005	2006
	Predecessor	Successor
Net cash provided by (used in) operating activities	$(80,844)	$172,894
Net change in working capital	18,027	(20,750)
Net cash used in operating activities of discontinued operations	73,285	—
Cash flow from operations before changes in working capital, non-GAAP measure	$10,468	$152,144

EXCO Resources, Inc.

Condensed consolidated EBITDA

and adjusted EBITDA reconciliations and

statements of cash flow data

(Unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	Predecessor	Successor	Predecessor	Successor
	2005	2006	2005	2006
Net income	$(49,723)	$71,745	$48,054	$139,920
Interest expense	9,186	13,280	26,502	41,285
Income tax expense (benefit)	(32,778)	44,484	(54,010)	89,185
Depreciation, depletion and amortization	8,775	31,354	24,490	81,329
EBITDA(1).	(64,540)	160,863	45,036	351,719
Accretion of discount on asset retirement obligations	206	394	612	1,078
Non-cash change in fair value of derivative financial instruments	101,338	(91,039)	114,410	(164,618)
Derivative financial instruments termination expense	—	—	52,602	—
Stock option compensation expense	—	698	—	2,427
Equity in net income of TXOK Acquisition, Inc.	—	—	—	(1,593)
Income from discontinued operations	—	—	(122,033)	—
Adjusted EBITDA(1)	37,004	70,916	90,627	189,013
Interest expense	(9,186)	(13,280)	(26,502)	(41,285)
Income tax expense (benefit)	32,778	(44,484)	54,010	(89,185)
Amortization of deferred financing costs and premium on 7 1/4% senior notes due 2011	430	(689)	1,314	4,505
Foreign currency transaction loss	—	—	3,461	—
Deferred income taxes	(32,211)	44,484	(59,467)	89,185
Gain on sale of other assets	(373)	(39)	(373)	(89)
Changes in operating assets and liabilities	(25,597)	(26,688)	(18,027)	20,750
Derivative financial instruments termination expense	—	—	(52,602)	—
Net cash used in operating activities of discontinued operations	—	—	(73,285)	—
Net cash provided by (used in) operating activities	$2,845	$30,220	$(80,844)	$172,894

EXCO Resources, Inc.

Condensed consolidated EBITDA

and adjusted EBITDA reconciliations and

statement of cash flow data (continued)

(Unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2006	2005	2006
	Predecessor	Successor	Predecessor	Successor
Statement of Cash Flow Data:
Cash flow provided by (used in):
Operating activities(2)	$2,845	$30,220	$(80,844)	$172,894
Investing activities	(57,720)	(126,798)	337,842	(526,286)
Financing activities	311	79,822	(47,035)	149,130
Other Financial and Operating Data:
EBITDA(1)	$(64,540)	$160,863	$45,036	$351,719
Adjusted EBITDA(1)	37,004	70,916	90,627	189,013

(1) Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization.  “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments, derivative financial instruments termination expense, stock option compensation expense, equity in net income of TXOK Acquisition, Inc., and income from discontinued operations.  We have presented Adjusted EBITDA because it is the financial measure that is used in covenant calculations required under our credit agreement and compliance with the liquidity and debt incurrence covenants included in this agreement is considered material to us.  Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others.  EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP.  EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities.  As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.

(2) Cash flow used in operating activities for the nine months ended September 30, 2005 includes $52.6  million related to the termination of derivative financial instruments.

EXCO Resources, Inc.

Summary operating data

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
	2005	2006	Change	2005	2006	Change

Production:
Oil (Mbbls)	122	241	98%	372	611	64%
Gas (Mmcf)	5,115	10,460	104%	15,310	27,637	81%
Oil and natural gas (Mmcfe)	5,847	11,906	104%	17,542	31,303	78%

Average sales prices (excluding derivative
financial instrument activities):
Oil (per Bbl)	$59.68	$68.20	14%	$52.12	$65.90	26%
Gas (per Mcf)	8.70	6.54	-25%	7.32	7.03	-4%
Total production (per Mcfe)	8.85	7.13	-19%	7.49	7.50	0%

Average costs (per Mcfe):
Oil and natural gas operating costs	$0.83	$0.88	6%	$0.83	$0.89	7%
Production and ad valorem taxes	0.46	0.44	-4%	0.43	0.45	5%
General and administrative	0.75	0.70	-7%	0.89	0.67	-25%
Depletion, depreciation and amortization	1.50	2.63	75%	1.40	2.60	86%